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                                  EXHIBIT 10.2

                                    AMENDMENT
                                       TO
                            PATENT LICENSE AGREEMENT

         The parties to that certain "Patent License Agreement" dated October 23, 1998, between SurgiJet, Inc., a California corporation ("Company") as the licensor and VisiJet, Inc., a California corporation, as the licensee ("Licensee") agree that the following amendment and additions are hereby inserted into the agreement as set forth hereinbelow. To the extent that paragraphs of the agreement are amended and restated herein, each amended and restated paragraph supersedes the corresponding paragraph in the agreement, and the remainder of the agreement remains in full force and effect as written.

1.       Paragraph 2.1 is amended and restated as follows:

         2.1 "Licensed Patents" means any Letters Patent or international patents issued or hereafter issued, and pending patents, upon the Inventions, and/or any and all divisions, continuations,-in-part, reissues, reexaminations or extensions thereof.

2.       Paragraph 2.3 is amended and restated as follows:

         2.3 "Net Sales" shall have the meaning assigned to it in that certain Technology License Agreement between the COMPANY and LICENSEE, dated October 23, 1998, as amended.

3. Paragraph 3.1 is amended and restated as follows:

         3.1 COMPANY hereby grants and LICENSEE hereby accepts a license under the Licensed Patents to make, have made, use, and sell Licensed Products for use in the Licensed Field of Use within the Licensed Territory.

4. Paragraph 3.2 is amended and restated as follows:

         3.2 Said license is Exclusive, including the right to sublicense pursuant to Article 13, in the Licensed Field of Use for a term commencing as of the Effective Date and ending on the first to occur of the following:

                  (a) as to each Licensed Product, the expiration of the life of the Licensed Patent to such Licensed Product; or

                  (b) as to all Licensed Products, the termination of this Agreement for any reason.

5.       Paragraph 4.1 is amended and restated as follows:

         4.1 As an inducement to COMPANY to enter into this Agreement, LICENSEE agrees to use all reasonable efforts and diligence to proceed with the development, manufacture, and sale or lease of Licensed Products and to diligently develop markets for the Licensed Products. The parties agree that, for the purposes of this Paragraph, the term "sale" includes advertising and solicitation of orders for the Devices, even though a physical product is not yet developed or delivered, and that LICENSEE, therefore, currently has one or

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more Licensed Products available for commercial sale. LICENSEE agrees that
COMPANY may terminate this Agreement if LICENSEE or a sublicensee has not physically sold any Licensed Products on or after the anniversary of the Effective Date in the year 2004.

5.       Paragraph 5.2 is amended by adding the following sentence at the end:

         "Notwithstanding the immediately foregoing, the payment by LICENSEE of the yearly royalty due on the anniversary of the Effective Date for the year 2001 is deferred to June 15, 2003, and they payment by LICENSEE of the yearly royalty due on the anniversary of the Effective Date for the year 2002 is deferred to September 15, 2003, and the payment by LICENSEE of the yearly royalty due on the anniversary of the Effective Date for the year 2003 is deferred to December 15, 2003.

6.       Paragraph 5.3 is amended and restated as follows:

         5.3 As additional consideration hereunder LICENSEE shall pay COMPANY the Running Royalties pursuant to that certain Technology License Agreement between the LICENSEE and COMPANY, dated October 23, 1998, as amended.

7.       Paragraph 14 is amended and restated as follows:

         14. This Agreement and the license granted therein are personal to the LICENSEE, and LICENSEE may not assign any of the rights granted to the LICENSEE under this Agreement without the advance written consent of the COMPANY. Notwithstanding the immediately foregoing, a merger of the LICENSEE with Ponte Nossa Acquisition Corp., or a subsidiary thereof, shall not constitute an assignment for the purposes of this Agreement.

8.       The following paragraph 23 is added to the agreement:

         23. (a) The licenses to the Licensed Patents granted in Section 3 shall be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code, licenses to rights in "intellectual property" as defined in Section 101 of the U.S. Bankruptcy Code. The parties agree that Licensee shall retain and may fully exercise all of its rights and elections under the U.S. Bankruptcy Code. In the event that a bankruptcy proceeding under the U.S. Bankruptcy Code is commenced by or against Company, Licensee shall be entitled, at its option to: (a) retain all of its rights under this Agreement (including, without limitation, the rights and licenses granted under Section 3 hereof) pursuant to Section 365(n) of the U.S. Bankruptcy Code; or (b) receive a complete duplicate of, or complete access to, all Licensed Patents constituting "intellectual property" under
Section 101 of the U.S. Bankruptcy Code and all embodiments thereof. If such Licensed Patents are not already in LICENSEE's possession, it shall be promptly delivered to LICENSEE upon LICENSEE's written request (i) upon any such commencement of a bankruptcy proceeding, unless Company elects to continue to perform all of its obligations under this Agreement; or (ii) upon rejection of this Agreement by or on behalf of the COMPANY.

         (b) In the event that a bankruptcy proceeding under the U.S. Bankruptcy Code is commenced by or against LICENSEE prior to the completion or formal termination of the planned merger with Ponte Nossa Acquisition Corp., or its

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subsidiary, described in Paragraph 9 of this Amendment, and the Patent License
Agreement is rejected or otherwise terminated as a result of such proceeding, COMPANY shall offer to enter into a new Patent License Agreement, on substantially the same terms as the Patent License Agreement, as amended by this Amendment, with Ponte Nossa Acquisition Corp., as a part of a merger on substantially the same terms as the merger contemplated between VisiJet and Ponte Nossa Acquisition Corp., or its subsidiary; Provided, however, that Ponte Nossa Acquisition Corp is not bankrupt or insolvent at the time of said offer, and that neither Ponte Nossa Acquisition Corp., Wharton Equity Partners, nor any affiliates thereof or of the COMPANY are plaintiffs in an involuntary bankruptcy proceeding against the LICENSEE.

9. The parties acknowledge and agree, as of the date of this Amendment, that (i) the Patent License Agreement is in full force and effect, (ii) there are no defaults under the Patent License Agreement or facts or circumstances which, after the passage of time or giving of notice, would constitute a default, and (iii) there are no amounts due from LICENSEE, except those noted and acknowledged under Paragraph 5.2. The parties agree that the amendments set forth hereinabove shall become effective only upon approval of the shareholders of the COMPANY. The parties acknowledge that LICENSEE is a party to an Agreement and Plan of Merger with Ponte Nossa Acquisition Corp., or its subsidiary, and the status of the Patent License Agreement and this Amendment is a material factor in the contemplated transaction. Accordingly, COMPANY and LICENSEE agree that neither the Patent License Agreement nor this Amendment may be amended, modified or terminated without the prior written consent of Ponte Nossa Acquisition Corp.; provided, however, that this consent requirement shall terminate if the transaction contemplated by the Agreement and Plan of Merger have not been completed by August 30, 2003.


IN WITNESS WHEREOF, the parties hereto have executed this amendment in duplicate originals by their duly authorized officers or representatives.

Date: November 6, 2002

COMPANY;
SurgiJet, Inc.

By: /s/ Lance Doherty
    ------------------------
Title: Chairman & CFO

LICENSEE:
VisiJet, Inc.

By: /s/ Lance Doherty
    ------------------------
Title: Chairman & CFO

The undersigned agrees to be bounded by the foregoing Amendment:

Ponte Nossa Acquisition Corp.

By: /s/ Larry Schreiber, CEO
    ------------------------

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